Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-06163) pertaining to the 1988 Stock Option Plan, 1995 Employee Stock Purchase Plan and 1995 Directors' Stock Option Plan, of our report dated December 6, 1996 with respect to the consolidated financial statements and financial schedule of Landec Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 1996.


                                                       Ernst & Young, LLP


Palo Alto, California
January 23, 1997